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                                                              EXHIBIT 10.20




                   [ALLEN & COMPANY INCORPORATED LETTERHEAD]


                               September 8, 1997

Confidential

2Way Media, Inc.
1632 Fifth Street
Santa Monica, CA 90401

Attn:  Mr. Robert Roback
       Mr. Dave Goldberg

Gentlemen:

     Reference is hereby made to that certain Financial Advisory Services Letter Agreement, dated September 8, 1997, by and between 2Way Media, Inc. (the "Company") and Allen & Company Incorporated (the "Letter Agreement"), pursuant to which the Company has engaged Allen & Company Incorporated ("Allen") to act as its exclusive financial advisor on the terms set forth therein.

     This letter shall confirm the agreement of the appointment by the Company of Allen, and the agreement of Allen to act, as its exclusive financial advisor in connection with the Company's offering of its Series D Preferred Stock (the "Offering"). In connection therewith, Allen hereby agrees to assist the Company in identifying qualified subscribers for the Offering on a "best efforts" basis.

     The Offering shall constitute a "Transaction" under the Letter Agreement and all terms and provisions of the Letter Agreement are incorporated herein with regard to the Offering.

     In connection with the Offering, the Company shall pay to Allen, at the closing of the Offering, a fee equal to 3% of the gross proceeds raised in the Offering (exclusive of gross proceeds raised in the Offering through the purchase of Series D Preferred Stock by currently existing shareholders of the Company and exclusive of proceeds raised by the conversion by Digital Ventures Limited of its currently outstanding bridge loan, pursuant to its terms), and shall reimburse Allen for its out-of-

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2Way Media, Inc.
September 8, 1997
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pocket expenses as provided in Paragraph 3 of the Letter Agreement.

     The terms and conditions of the engagement of Allen hereunder with respect to the Offering shall be more fully set out in a placement agency agreement to be executed by Allen and the Company prior to the consummation of the Offering.

     We look forward to working together on this matter.

                                   Very truly yours,

                              ALLEN & COMPANY INCORPORATED

                              By:  /s/ STANLEY S. SHUMAN
                                 -------------------------------
                                 Name:  Stanley S. Shuman
                                 Title: Exec VP


Accepted and Agreed to as of
the date first above written:

2WAY MEDIA, INC.

By:  /s/ ROBERT D. ROBACK
   -----------------------------
   Name:  Robert D. Roback
   Title: President